Exhibit 4.157

ASSIGNMENT AND ASSUMPTION OF GEOTHERMAL LEASES

THIS ASSIGNMENT AND ASSUMPTION OF GEOTHERMAL LEASES ( this "Assignment") is made this 30th day of November, 2010 between NGP (Crump 1), a Nevada corporation, whose address is c/o Nevada Geothermal Power Company, 1755 E. Plumb Lane, Suite 220, Reno, Nevada 89502 (“Assignor”) and Crump Geothermal Company LLC, a Delaware limited liability Company, whose address is 6225 Neil Road, Reno, Nevada 89511-1136 (“Assignee”).

RECITALS

A. Effective August 1, 2005 Noramex Corp., a Nevada corporation (whose name was subsequently changed to Nevada Geothermal Power Company) entered into the following geothermal lease agreements:

i. The “Stabb Ranch Geothermal Lease Agreement” (the “Original Stabb Lease”) with Edward D. Stabb and JoAnn C. Stabb, Trustees of the 1988 Stabb Living Trust dated February 5, 1988 (“Stabb Lessor”), a memorandum of which was recorded on January 13, 2010 in Book 274, at Page 280, Lake County Deed Records, Oregon. The Original Stabb Lease affects the Stabb Lessor's interest in 1,471.84 acres of land, more or less, situated in Lake County, Oregon and more particularly described in Exhibit A attached hereto.

ii. The “O’Keeffe Ranch Geothermal Lease Agreement” with O’Keeffe Ranch LLC (“O’Keeffe Lessor”), a memorandum of which was recorded on January 13, 2010 in Book 274 at Page 295, Lake County Deed Records, Oregon, and an unrecorded amendment was executed by the O’Keeffe Lessor and Nevada Geothermal Power Company dated as of November 20, 2009 (collectively, the “Original O’Keeffe Lease”).

The Original O’Keeffe Lease affects the O’Keeffe Lessor’s interest in 733.76 acres of land, more or less, situated in Lake County, Oregon and more particularly described in Exhibit B attached hereto.

iii. The “LX Ranch Geothermal Lease Agreement” (the “Original LX Lease”) with LX Ranch Inc. (“LX Lessor”), a memorandum of which was recorded on January 13, 2010 in Book 275 at Page 267, Lake County Deed Records, Oregon. The Original LX Lease affects LX Lessor’s interest in 5,000 acres of land, more or less, situated in Lake County, Oregon and more particularly described in Exhibit C attached hereto.

B. The name of Noramex Corp. was changed to Nevada Geothermal Power Company upon the filing of a “Certificate of Amendment to Articles of Incorporation” with the Nevada Secretary of State on September 9, 2005.

C. Effective as of June 10, 2010, all of the lessee's right, title and interest under each of the Original Stabb Lease, the Original O’Keeffe Lease and the Original LX Lease were assigned by Nevada Geothermal Power Company to the Assignor pursuant to those certain assignment and assumption agreements recorded on September 30, 2010 in Book 275 at Pages 260, 254 and 267, respectively, in Lake County Deed Records, Oregon.

D. Each of the Original Stabb Lease, the Original O’Keeffe Lease and the Original LX Lease were amended pursuant to those certain unrecorded Amending Agreements dated as of November 29, 2010 by and between the Stabb Lessor, the O'Keeffe Lessor and the LX Lessor (collectively, the “Lessors”), respectively, and Assignor (as amended by the applicable Amending Agreement, each of the Original Stabb Lease, the Original O'Keeffe Lease and the Original LX Lease are referred to herein as the "Stabb Lease", the "O'Keeffe Lease" and the "LX Lease" and collectively as the "Leases").

E. Assignor wishes to assign all of its right, title and interest in the Leases to the Assignee, and Assignee wishes to accept and assume all of the Assignor's obligations under the Leases, and each of the Lessors has consented in writing to this Assignment.

THEREFORE, in executing this Assignment, the parties have agreed as follows:

1. Assignment of Leases. Assignor hereby assigns to the Assignee all of its right, title, and interest in and to the Leases.

2. Assumption of Obligations. Assignee hereby accepts the foregoing assignment and agrees to assume and discharge all obligations required under the Leases, including payment of annual rentals and royalties from productions.

IN WITNESS WHEREOF, the parties have executed this Assignment on the day and year first above written.

ASSIGNOR:

NGP (CRUMP1), a Nevada corporation
By: /s/ Andrew Studley

ASSIGNEE:

CRUMP GEOTHERMAL COMPANY LLC

By ORMAT NEVADA INC., its Manager

By:	/s/ Connie Stechman
Name:	Connie Stechman
Title:	Assistant Secretary

PROVINCE OF BRITISH COLUMBIA	)
)ss
)
CITY OF VANCOUVER	)

On this 30th day of November, 2010, before me a Notary Public in and for said Province and City, personally appeared ANDREW STUDLEY, Secretary and Treasurer of NGP (CRUMP 1), personally known (or proved) to me to be the person who executed the above ASSIGNMENT AND ASSUMPTION OF GEOTHERMAL LEASES, and acknowledged to me that he executed the same for the purposes stated therein.

STATE OF __________	)
)ss
)
COUNTY OF _________	)

On this day of ___________________, 2010, before me a Notary Public in and for said State and County, personally appeared _________________, the of CRUMP GEOTHERMAL COMPANY LLC, personally known (or proved) to me to be the person who executed the above ASSIGNMENT AND ASSUMPTION OF GEOTHERMAL LEASES, and acknowledged to me that he executed the same for the purposes stated therein.

NOTARY

STATE OF Nevada	)
)ss
)
COUNTY OF Washoe	)

On this 30th day of November, 2010, before me a Notary Public in and for said State and County, personally appeared Connie Stechman, the Assistant Secretary of Ormat Nevada Inc., the manager of CRUMP GEOTHERMAL COMPANY LLC, personally known (or proved) to me to be the person who executed the above ASSIGNMENT AND ASSUMPTION OF GEOTHERMAL LEASES, and acknowledged to me that he executed the same for the purposes stated therein.

EXHIBIT A

Legal Description of Stabb Leased Property

Assessor's Parcel 38S24E-0-1200 (260.9 acres)
Comprised of: Lots 6, 7, and 10 of Section 27 T38S R24E WM&B
W2W2 of Section 34 T38S R24E WM&B

Assessor's Parcel 39S24E-0-200 (98.9 acres)
Comprised of: W2NW4 of Section 3 T39S R24E WM&B

Assessor's Parcel 39S24E-0-300 (4.4 acres)
Comprised of: A portion of Lot 4 of Section 3 T39S R24E WM&B

Assessor's Parcel 39S24E-0-500 (79.9 acres)
Comprised of: SW4SE4 of Section 4 T39S R24E WM&B
NW4NE4 of Section 9 T39S R24E WM&B

Assessor's Parcel 39S24E-0-900 (157.55 acres)
Comprised of: Lots 4, 5, 7, and 8 of Section 16 T39S R24E WM&B

Assessor's Parcel 38S24E-0-1300 (17.74 acres)
Comprised of: Those portions of Lots 1-3 west of portion of Parcel II of Partition Plat 1995-P-077 in Section 34 T38S R24E WM&B

Assessor's Parcel 38S24E-0-1301 (123.63 acres)
Comprised of: the portions of Lots 1-4 in portion of Parcel II of Partition Plat 1995-P-077 of Section 34 T38S R24E WM&B, including that portion of Lot 4 extending into Section 3 T39S R24E WM&B as described in the detail on Partition Plat 1995-P-077

Portions of Assessor's Parcel 39S24E-0-102 (728.82 acres) in Parcel II of Partition Plat 1995-P-077
Comprised of: NE4SE4 and Lot 4 of Section 10 T39S R24E WM&B
S2 of Section 11 T39S R24E WM&B
NE4SE4, E2NE4, and Lots 4 and 9 of Section 15 T39S R24E WM&B
Lots 1, 2, 7, and 8 of Section 22 T39S R24E WM&B – including that portion of Lot 2 south of Parcel II on Partition Plat 1995-P-077 and that portion of Lot 7 south of Parcel II of Partition Plat 1995-P-077

EXHIBIT B

Legal Description of O’Keeffe Leased Property

Lake County, Oregon

Assessor Parcel 39S24E 600 (733.76 acres)
SW4NE4, NW4SE4, E2SW4SE4 and Lots 1, 2, 3, and 11 of Section 9 T39S R24E WM&B
Lots 2, 3 of Section 10 T39S R24E WM&B
Lots 1, 6, 7 and 8 of Section 15 T39S R24E WM&B E2 and Lot 1 of Section 16 T39S R24E WM&B

Total Acres: 733.76

EXHIBIT C

Legal Description of LX Ranch Leased Property

Lake County, Oregon

NORTHERN GEOTHERMAL ZONE

Parcel 4
Township 38 South, Range 24 East of the Willamette Meridian
Section 1: Government Lot 2
Section 2: Government lots 1-8, S ½, NW ¼, W ½, SW ¼
Section 3: Government lots 1,3-8, 10, S ½, NE ¼, SE ¼
Section 10: E ½
Section 11: Government lots 1-4, W ½, NE ¼
Section 14: Government lots 1-4
Section 15: E ½, NE ¼, N ½, SE ¼, Government lots 1, 2
Township 37 South, Range 24 East of the Willamette Meridian
Section 35: All of Section

Containing 2372.59 acres more or less

CRUMP GEYSER

Parcel 9
Parcel 1 Partition Plat No. 1995-P-077
Containing 2296.00 acres more or less

EASTSIDE HOTSPRING

Parcel 12 – T.38.R.25E
Section 4: Lots 1-4, S ½, SE ¼
Section 9: NE ¼, NE ¼
Section 16: Lots 1-4
Containing 331.41 acres more or less

TOTAL ACRES: 5000.00